UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2017

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Agreement

On August 29, 2017, Green Plains Inc. (the “Company”), and substantially all of the Company’s subsidiaries, but not including Green Plains Partners and certain other entities (the “Term Loan Obligors”) as guarantors, closed a $500 million term loan agreement (the “Term Loan Agreement”) with BNP Paribas, as administrative agent and collateral agent (the “Term Loan Agent”) and certain other financial institutions. The Term Loan Agreement will mature on August 29, 2023, and may be prepaid at any time without premium or penalty other than customary breakage costs with respect to Eurodollar-based loans or certain other limited circumstances in which event a 1.0% prepayment premium would be due.

The proceeds of the Term Loan Agreement will be used to refinance approximately $405 million of total debt outstanding with maturity dates ranging from June 2020 to October 2022 issued by two of the Company’s wholly owned subsidiaries, Green Plains Processing LLC and Fleischmann’s Vinegar Company, pay associated fees and expenses and for general corporate purposes.

The Term Loan Agreement requires principal payments of approximately $1.25 million on the last day of each quarter, with a final installment payable on August 29, 2023, equal to the unpaid principal and interest balances of the Term Loan Agreement. Beginning at the end of 2018, mandatory prepayments must be made on an annual basis at various percentages of excess cash flow depending on the total first lien leverage ratio as defined in the Term Loan Agreement. The Term Loan Agreement will bear interest at a variable rate per annum at the Company’s election, equal to (a) the applicable LIBOR rate, subject to a 1.00% floor, plus 5.50% or (b) a base rate equal to 4.50% plus the greater of (i) the Federal Funds Rate plus 0.50%, (ii) the Prime Rate, or (iii) one month LIBOR plus 1.00%.

The Term Loan Agreement is guaranteed by the Company and the Term Loan Obligors, and secured by substantially all of the assets of the Company and the Term Loan Obligors, including 17 ethanol production facilities with annual capacity of approximately 1.5 billion gallons, as well as the vinegar production facilities. The covenants of the Term Loan Agreement require the Company to maintain a maximum term debt to total term capitalization, each as defined in the Term Loan Agreement, at the end of each fiscal quarter of not more than 55.0% and a minimum interest coverage ratio, as defined, at the end of each fiscal quarter of not less than 1.25 to 1.0.

The Term Loan Agreement provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Term Loan Agreement; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. If any event of default occurs, the remaining principal balance and accrued interest on the Term Loan Agreement will become immediately due and payable.

Amendments to ABL Credit Agreements

On August 29, 2017, Green Plains Cattle Company LLC entered into the Fourth Amendment to the Credit Agreement with a group of lenders led by Bank of the West and ING Capital LLC, as agents; Green Plains Grain Company LLC entered into the Eighth Amendment to the Credit Agreement with a group of lenders led by BNP Paribas, as agent; and Green Plains Trade Group LLC entered into the First Amendment to the Fourth Amended and Restated Revolving Credit and Security Agreement with a group of lenders led by PNC Bank, National Association, as agent (collectively the “ABL Credit Agreements”). These agents are collectively referred to herein as the “ABL Collateral Agents”. As described above, the Company’s obligations under Term Loan Agreement are secured by substantially all of the assets of the Company and the Term Loan Obligors. The primary purpose of the amendments to the ABL Credit Agreements is to permit the security provided for in the Term Loan Agreement.

Intercreditor Agreements

On August 29, 2017, the respective agents under the Term Loan Agreement and ABL Credit Agreements, acting on behalf of the respective lenders under such agreements, entered into the Term Loan Intercreditor and Collateral Agency Agreement (the “Term Loan Intercreditor Agreement”), which was accepted by the Company and the Term Loan Obligors. In addition, each of the ABL Collateral Agents entered into separate intercreditor agreements with the Term Loan Agent (collectively with the Term Loan Intercreditor Agreement, the “Intercreditor Agreements”). Among other matters, the Intercreditor Agreements govern how the respective priorities of the security interests held by those respective lenders would be administered in the event of default by the Company under any of these Agreements. Under the Intercreditor Agreements, each of the ABL Collateral Agents has a first-priority lien in the assets secured under the respective ABL Credit Agreement and the Term Loan Agent has a second priority lien in those assets. The Term Loan Agent has a first priority lien in substantially all of the other assets of the Company and the Term Loan Obligors, and the ABL Collateral Agents have a second priority lien in those assets.

The above descriptions of the material terms and conditions of the Term Loan Agreement, the amendments to ABL Credit Agreements, the related security agreements, and the Intercreditor Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are filed as exhibits to this report.

Item 1.02. Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 is incorporated by reference into this Item 1.02. The Company incurred a $12.3 million expense associated with the termination of the previous facilities, $2.9 million of which was a prepayment premium that was paid in cash at closing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 29, 2017, the Company issued a press release announcing these transactions, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Number	Description

10.1(a)	Term Loan Agreement, dated as of August 29, 2017, among Green Plains Inc., BNP Paribas, as administrative agent and collateral agent and BNP Paribas Securities Corp., BMO Capital Markets Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners

10.1(b)	Guaranty, dated as of August 29, 2017, in favor of BNP Paribas, as collateral agent and administrative agent, and the other lenders party to the Term Loan Agreement

10.1(c)	Pledge Agreement, dated as of August 29, 2017, among Green Plains Inc., its subsidiaries and BNP Paribas, as collateral agent

10.1(d)	Security Agreement, dated as of August 29, 2017, among Green Plains Inc., its subsidiaries and BNP Paribas, as collateral agent

10.1(e)	Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017, among BNP Paribas, as Term Loan Collateral Agent, BNP Paribas, as Pari Passu Collateral Agent, Bank of the West and ING Capital LLC, as ABL-Cattle Agent, BNP Paribas, as ABL-Grain Agent, PNC Bank, National Association, as ABL-Trade Agent, and acknowledged by Green Plains Inc. and new grantors

10.2(a)	Fourth Amendment to the Credit Agreement, dated as of August 29, 2017, among Green Plains Cattle Company LLC, Bank of the West and ING Capital LLC, as Joint Administrative Agents, and the lenders party to the Credit Agreement

10.2(b)	ABL Intercreditor Agreement, dated as of August 29, 2017, among Bank of the West and ING Capital LLC, as Joint ABL Collateral Agent, and BNP Paribas, as Term Loan Collateral Agent, and acknowledged by Green Plains Cattle Company LLC and the other ABL Grantors

10.2(c)	Guaranty, dated as of August 29, 2017, in favor of Bank of the West and ING Capital LLC, as joint administrative agents

10.3(a)	Eighth Amendment to Credit Agreement, dated as of August 29, 2017, among Green Plains Grain Company and BNP Paribas, as Administrative Agent, and the lenders party to the Credit Agreement

10.3(b)	ABL Intercreditor Agreement, dated as of August 29, 2017, among BNP Paribas, as ABL Collateral Agent, and BNP Paribas, as Term Loan Collateral Agent, and acknowledged by Green Plains Grain Company LLC and the other ABL Grantors

10.3(c)	Guaranty, dated as of August 29, 2017, in favor of BNP Paribas, as administrative agent

10.4(a)	First Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement, dated as of August 29, 2017, among Green Plains Trade Group LLC and PNC Bank, National Association, as agent, and the lenders party to the Credit and Security Agreement

10.4(b)	ABL Intercreditor Agreement, dated as of August 29, 2017, among PNC Bank, National Association, as ABL Collateral Agent, and BNP Paribas, as Term Loan Collateral Agent, and acknowledged by Green Plains Trade Group LLC and the other ABL Grantors

10.4(c)	Guaranty, dated as of August 29, 2017, in favor of PNC Bank, National Association, as agent

99.1	Press release, dated August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: August 29, 2017	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)